AMENDED AND RESTATED
                    BYLAWS OF THE SOMERSET GROUP, INC.
                                 ARTICLE I
                                  OFFICES
     Section 1. Principal Office. The Somerset Group, Inc. (hereinafter referred to as the "Corporation") shall at all times maintain a principal office in the State of Indiana, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the "Board"), shall be in the city of Indianapolis, County of Marion.
     Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Indiana as the Board shall from time to time designate or the business of the Corporation shall require.
                                ARTICLE II
                               STOCKHOLDERS
     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Indiana as may from time to time be designated by the Board and specified in the notice of meeting.
     Section 2. Annual Meeting. A meeting of the stockholders of the corporation for the election of directors and for the transaction of any other business of the Corporation shall be held for calendar year 1987 at 10:00 a.m. on April 23, 1987, and such meeting shall be held each year thereafter at 10:00 a.m. on the first Thursday of May, if not a legal holiday, and if a legal holiday, then on the next day following such day which is not a legal holiday, or at such other date and time as the Board may determine and specify in the notice of the meeting. Failure to hold the annual meeting at the designated time shall not work any forfeiture or dissolution of the Corporation.
     Section 3. Special Meetings. A special meeting of the stockholders may only be called (1) by the Chairman, (2) by the President, (3) by a majority of the entire Board, or (4) by the stockholders holding not less than twenty-five percent (25%) of all shares outstanding and entitled by the Articles of Incorporation of the Corporation to vote on the business proposed to be transacted thereat, upon delivery to the Corporation's Secretary of one (1) or more signed and dated written demands for the meeting describing the purpose or purposes for which it is to be held. Business transacted at any special meeting of the stockholders shall be confined to the purpose of purposes stated in the notice of such meeting.
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     Section 4.  Conduct of Meetings.  Annual and special meetings of the stockholders shall be conducted in accordance with Indiana law unless otherwise prescribed by these Bylaws. The Chairman, or in the absence of the Chairman, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed by law or regulation or unless the Chairman has otherwise determined, shall determine the order of business and the procedure at the meeting.
     Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the stockholders is called shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Secretary or the directors requesting the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer hooks or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the stockholders, either annual or special, is adjourned for more than thirty (30) days or if, after adjournment, a new record date as fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any other adjourned meeting of the stockholders, other than an announcement at the meeting at which such adjournment is taken.
     Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose under Indiana law, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be less than ten (10) days and not more than the maximum number of days before the date of such meeting allowed by law, nor more than the maximum number of days prior to any other action allowed by law.

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     Section 7.     The Secretary of the Corporation,
or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least five (5) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by mach stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the Corporation's principal office. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder present at the meeting. The stock transfer books shall not be the only evidence as to who are the stockholders entitled to examine the stock transfer books, or to vote in person or by proxy at any meeting of stockholders.
     Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as otherwise provided in Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 9. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Indiana law.
     Section 10. Voting by the Corporation. Neither treasury shares of its own capital stock held by the Corporation, nor shares of its own capital stock held by the Corporation, nor shares held by another corporation, a majority of the shares of which entitled to vote for the election of directors are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the stockholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.
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     Section 11.  Nominating Committee.  The Board shall act as a nominating committee for selecting the management nominees for election as directors. In accordance with the Articles of Incorporation, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation at least sixty (60) days prior to the date of the annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from that of the prior year's annual meeting, such stockholder nominations must be so delivered no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. Such stockholder nominations shall set forth (a) as to each person whom the stockholder proposes to nominate or election or re-election as a director, (i) the name, age, business address and residence address for such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serve as a director, if elected; and (h) as to the stockholder giving the notice (i) the name and address of such stockholder and
(ii) the class and number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consent. Ballots bearing the names of all the persons duly nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting.
     Section 12. New Business. Any new business to be taken up at the annual meeting of the stockholders shall be stated in writing and filed with the Secretary of the Corporation at least sixty (60) days before the date of the annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days from that of the prior year's annual meeting such stockholder proposals must be so stated and filed not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. All business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be considered at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the stockholders of reports of officers, directors, and committees, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

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                                ARTICLE III
                            BOARD OF DIRECTORS
     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board except as may be otherwise provided by law or the Articles of Incorporation. The Board shall annually elect from among its members a Chairman, a President and may elect one (1) or more Vice Chairmen of the Board. The Chairman shall preside at all meeting of the Board.
     Section 2.  Number.  The Board shall consist of eight (8)
members.  (2/14/96)
     Section 3. Election of Directors. Directors of the Corporation elected at the annual meeting of the stockholders of the Corporation shall hold office until the next annual meeting of the stockholders of the Corporation and until their successors are duly elected and qualified, except as otherwise provided below in this Section 3.
     Commencing at the annual meeting of the stockholders of the Corporation held during calendar year 1987, and thereafter, when the Board of Directors shall consist of nine (9) or more members, there shall be three (3) classes of directors, each class to be as nearly equal in number as possible. The directors of the first class shall hold office for a term expiring at the annual meeting in 1988; directors of the second class shall hold office for a term expiring at the annual meeting in 1989; and directors of the third class shall hold office for a term expiring at the annual meeting in 1990.
     At each annual election beginning at the annual meeting of stockholders in 1988, the successors to the class of directors whose term then expires shall be elected to hold office for a term of three (3) years, to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the board shall have designated one (1) or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
     Notwithstanding the requirement that the three (3) classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors.

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     Section 4.  Regular Meetings.  A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders or at such other time and place as may be designated by the Board or the Chairman. Additional meetings shall be held at such time as the Board shall fix at such places within or without the State of Indiana as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.
     Section 5. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, or in his absence or disability, the President, or in the absence of disability of both of them, a majority of the remaining directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.
     Section 6. Participation in Meetings. Members of the Board may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.
     Section 7.  Notice.   The persons authorized to call special
meetings of the Board shall cause the Secretary of the Corporation to give written or oral notice of the meeting, specifying the time and place of the meeting, to each director, either personally, by mailing, or by telegram, at least twenty-four (24) hours in advance of the meeting. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except in the event a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.
     Section 8.  Quorum.   A majority of the number of directors
fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.
     Section 9. Manner of Acting. Unless otherwise prescribed in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.


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     Section 10.  Action Without a Meeting.  Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
     Section 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. More than three (3) consecutive absences from regular meetings of the Board, unless excused by resolution of the Board, shall automatically constitute a designation, effective when such resignation is accepted by the Board.
     Section 12. Vacancies. Any vacancy occurring in the Board may be filled in accordance with the Articles of Incorporation.
     Section 13. Compensation. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, for actual attendance at each regular or special meeting of the Board may be paid to directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine.
     Section 14. Presumption of Accept. A director of the Corporation who is present at a meeting of the Board at which action is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 15. Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a two-thirds (2/3) majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose, or by a two-thirds (2/3) majority vote of the entire Board. Cause for removal of a director shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duly to the Corporation and such conviction or adjudication is no longer subject to direct appeal.


                                   -40-
     Section 16. Retirement. The normal age of retirement for a director shall be the last regular meeting of the Board prior to attainment of age seventy (70); however, such retirement may be waived and an alternative date established upon recommendation of the Chairman and approval of the Board; (11/9/88) provided further, however, that this provision shall not apply to those persons who were members of the Board of Directors on November 9, 1988. (2/17/93)

                                ARTICLE IV
                      EXECUTIVE AND OTHER COMMITTEES
     Section 1. Appointment. The Board, by resolution adopted by a majority of the Board, may designate the Chairman, the President and one (1) or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by Law or regulation.
     Section 2. Authority. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.
     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.
     Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by the Chairman, or in his absence or disability, by the President, or in the absence or disability of both of them, by a majority of the remaining members of the Executive Committee upon not less than one
(1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.


                                   -41-
     Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.
     Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and motion of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.
     Section 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.
     Section 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman or the President. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.
     Section 9. Procedure. The Chairman shall be presiding officer of the executive Committee, or, in his absence or disability, the President, or in the absence or disability of both of them, such other person as may be elected by a majority of the members present. The executive Committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after the proceedings shall have been taken.
     Section 10. Other Committees. The Board may by resolution establish an audit committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.
                                 ARTICLE V
                                 OFFICERS
     Section 1. Positions. The officers of the Corporation shall be a Chairman, a President,

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one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by
the Board. The Board shall designate the Chief Executive Officer of the Corporation. (11/16/90 -12/13/95) The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.
     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders, or at such other meeting of the Board as the Chairman shall determine. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not by itself create any contractual rights. The Board may authorize the Corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with Section 3 of this Article V.
     Section 3. Removal. Any officer may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.
     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by Board.ARTICLE VI
                   CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts. To the extend permitted by applicable law, the Articles of Incorporation or these Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.
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     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one (1) or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.
                                ARTICLE VII
                              INDEMNIFICATION
     Each person now or in the future a director, officer, agent or employee of the Corporation ( and such person's heirs, executors and administrators) shall be indemnified by the Corporation against expenses (including, but not limited to, attorneys' fees and related disbursements), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with any action, suit or proceeding to which such person may be made a party by reason of being, or having been, a director, officer, agent or employee of the Corporation (whether or not continuing to be much at the time of incurring such expense) if such person acted in good faith and in a manner reasonably delivered to be in and not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. This provision is intended to provide for directors, officers, agents and employees of the Corporation such indemnification as is permitted under the Indiana General Corporation Act; it shall not operate to indemnify any director, officer, agent or employee in any case in which such indemnification is for any reason contrary to law.
                               ARTICLE VIII
                CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the share are issued, with the
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number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued therefore upon such terms and indemnity to the Corporation as the Board may prescribe as sufficient to indemnify the Corporation against any claim that may be made against it on account of such loss, theft or destruction.
     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto dully authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender to cancellation of the certification for such shares.
The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owned thereof for all purposes.
     Section 3. Control Share Acquisitions. Chapter 42 of the Indiana Business Corporation Law shall not apply to "control share acquisitions" (as that term is defined in IC 23-1-42-2) of shares of capital stock of the Corporation. (7/23/90)

                                ARTICLE IX
                                 DIVIDENDS
     Subject to applicable law, the Articles of Incorporation of these Bylaws, the Board may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.
                                 ARTICLE X
                     SECURITIES OF OTHER CORPORATIONS
     Unless otherwise ordered by the Board, the Chairman shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board may, from time to time, confer like powers upon any other person or persons.


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                                ARTICLE XI
                         FISCAL YEAR, ANNUAL AUDIT
     This fiscal year of the Corporation shall be April 1 through March 31 of each year; provided, however, that the fiscal year of the Corporation commencing April 1, 1986, shall continue to and including December 31, 1986. The fiscal year of the Corporation shall thereafter be January 1 through December 31 of each year, commencing January 1, 1987, until such time as changed by resolution of the Board of Directors of the Corporation. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board.

                                ARTICLE XII
                              CORPORATE SEAL
     The corporate seal of the Corporation, if any, shall be in such form as the Board shall prescribe.

                               ARTICLE XIII
                                AMENDMENTS
     These Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.














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